UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 10, 2026
Azenta, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Summit Drive, Burlington, MA 01803
(Address of principal executive offices and Zip Code)
(888) 229-3682
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AZTA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02(c)
On August 6, 2026, the Board of Directors (the “Board”) of Azenta, Inc. (the “Company”) appointed Erik J. Bello, age 51, as the Company’s Vice President, Chief Accounting Officer, effective upon the commencement of his employment with the Company, which is expected to occur on August 31, 2026 (the “Effective Date”). Mr. Bello will serve as the Company’s principal accounting officer as of the Effective Date. Lawrence Lin, the Company’s Executive Vice President and Chief Financial Officer, who has also served as the Company’s principal accounting officer, will cease to serve as principal accounting officer as of the Effective Date and will continue to serve as Executive Vice President and Chief Financial Officer and as the Company’s principal financial officer.

Mr. Bello served as Vice President and Corporate Controller of Onto Innovation Inc., a publicly traded semiconductor company, from February 2025 until joining the Company, and as Vice President and Corporate Controller of UniFirst Corporation, a publicly traded provider of workplace uniforms and protective workwear, from October 2020 to February 2025. He previously held senior accounting and financial reporting positions at PAREXEL International Corporation, Mevion Medical Systems, Inc. and Analogic Corporation, and began his career at KPMG LLP. Mr. Bello holds a B.S. in Accounting from the University of Maryland and is a certified public accountant.

Pursuant to an offer letter dated July 30, 2026 between Mr. Bello and the Company (the “Offer Letter”), Mr. Bello will receive an annual base salary of $380,000 and a one-time sign-on bonus of $80,000, the net amount of which is subject to repayment if he voluntarily terminates his employment within one year of his date of hire, and will be eligible to participate in the Company’s Incentive Compensation Plan with an annual target opportunity equal to 50% of his annual base salary. Mr. Bello will also receive awards under the Company’s Long Term Incentive Plan with an aggregate grant date value of $150,000 for the current fiscal year, in the form of time-based restricted stock units, and $300,000 for the following fiscal year, 75% in the form of time-based restricted stock units and 25% in the form of performance share units. Mr. Bello will also be eligible to participate in the Company’s employee benefit plans generally.

There are no arrangements or understandings between Mr. Bello and any other person pursuant to which he was selected as Vice President, Chief Accounting Officer, there are no family relationships between Mr. Bello and any director or executive officer of the Company, and there are no transactions involving Mr. Bello that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Offer Letter is not complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1	Offer Letter, dated July 30, 2026, by and between Azenta, Inc. and Erik J. Bello

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZENTA, INC.

/s/ Ephraim Starr
Date: August 10, 2026	Ephraim Starr
Senior Vice President, General Counsel and Secretary